UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

City Office REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36409	98-1141883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 3210,
Vancouver, British Columbia	V6C 2X8
(Address of principal executive offices)	(Zip Code)

(604) 806-3366

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	CIO	New York Stock Exchange
6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share	CIO.PrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 23, 2025, City Office REIT, Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MCME Carell Holdings, LP, a Delaware limited partnership (“Parent”), and MCME Carell Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of Parent (“Merger Sub” and, collectively with Parent, “MCME Carell”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, upon the closing of the transaction, the Company will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Entity”).

The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”). At the time that the Merger becomes effective (the “Effective Time”), each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Common Stock”), other than certain excluded shares owned, directly or indirectly, by Parent, Merger Sub or the Company, will be converted automatically into the right to receive $7.00 per share in cash, without interest, and subject to deduction for any required withholding tax (the “Merger Consideration”).

The Merger Agreement provides that, immediately prior to the Effective Time, any outstanding Company restricted stock will become fully vested and free of restrictions and will be automatically converted into the right to receive the Merger Consideration.

Immediately prior to the closing of the merger, the Company intends to redeem, each share of the Company’s 6.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), for an amount in cash equal to $25.00 per share of Series A Preferred Stock, plus any accrued and unpaid distributions (whether or not declared), and subject to deduction for any required withholding tax.

Shareholders of the Company will be asked to vote on the adoption of the Merger Agreement and approve the Merger at a special shareholders’ meeting (the “Shareholders’ Meeting”) that will be held on a date to be determined and announced in accordance with the terms of the Merger Agreement. Completion of the Merger is subject to various closing conditions, including, among other things, (a) the affirmative vote of at least a majority of the outstanding shares of Common Stock entitled to vote at the Shareholders’ Meeting in favor of adopting the Merger Agreement and approving the Merger (the “Shareholder Approval”); (b) the absence of any law, injunction, judgment, order, decree or ruling restraining or prohibiting consummation of the Merger; (c) the receipt of certain third party consents; (d) the receipt of consents from the applicable third parties relating to certain ground leases required under the Phoenix Sale Agreement (as described below) and the sale of certain of the Phoenix Assets (as described below) shall have been consummated pursuant to and in accordance with the Phoenix Sale Agreement; (e) the delivery of a written tax opinion to the effect that, as of December 31, 2014 until the Effective Time, the Company has been organized and operated in accordance with the requirements for qualification and taxation as a REIT; and (f) no event of default that is incapable of being cured or capable of being cured but still continuing shall have occurred and be continuing under certain of the Company’s loan documents. Each party’s obligation to consummate the Merger is also subject to certain additional conditions, which include the accuracy of the other party’s representations and warranties (subject to materiality qualifiers) and the other party’s compliance with its covenants and obligations in all material respects (in each case, as contained and more fully described in the Merger Agreement). The Merger Agreement does not contain a financing condition.

The Merger Agreement contains customary representations and warranties by each of the Company, Parent and Merger Sub, and also contains customary covenants and agreements, including, among other things, agreements by the Company to (i) carry on its business in the ordinary course consistent with past practice and (ii) refrain from undertaking a number of actions without the prior written consent of Parent (not to be unreasonably withheld), including, but not limited to, incurring indebtedness, settling claims or actions, incurring certain capital expenditures, declaring dividends, issuing or selling equity interests, and amending material contracts (in each case, during the period from the date of the Merger Agreement to the Effective Time). The Merger Agreement also contains a customary non-solicitation provision, subject to certain carve outs. In addition, Parent has agreed to maintain in effect the Company’s current directors’ and officers’ liability insurance for a period of six years following the Effective Time.

Upon a termination of the Merger Agreement under specified circumstances set forth therein, the Company will be required to pay Parent a termination fee equal to $16,000,000. The Merger Agreement also provides that upon a termination of the Merger Agreement under certain circumstances set forth in the Merger Agreement, Parent will be required to pay the Company a reverse termination fee equal to $35,000,000. Subject to certain limitations set forth in the Merger Agreement, either party may terminate the Merger Agreement if the Merger is not consummated by on the date that is 180 days following the effective date of the Merger Agreement.

Phoenix Portfolio Sale Transaction

The Company also announced today that on June 18, 2025, CIO 5090, Limited Partnership; CIO Block 23, LLC; CIO Papago Tech Holdings, LLC; CIO San Tan I, Limited Partnership; CIO San Tan II, Limited Partnership; CIO Pima, Limited Partnership; CIO Quad, Limited Partnership; and CIO Camelback, Limited Partnership (collectively, the “Seller”), each an indirect subsidiary of the Company, entered into an Agreement of Purchase and Sale and Joint Escrow Instructions (as amended, the “Phoenix Sale Agreement”) with a buyer (the “Buyer”), pursuant to which the Seller agreed to sell, and the Buyer agreed to purchase, certain land and improvements located at 5090 North 40th Street, Phoenix, Arizona 85018; 101 East Washington Street, Phoenix, Arizona, 85004 (the “Block 23 Asset”); 1600 and 1700 North Desert Drive, Tempe, Arizona 85034; 3100 and 3200 West Ray Road, Chandler, Arizona 85226; 9000 and 9200 East Pima Center Parkway, Scottsdale, Arizona 85258 (the “Pima Center Asset”); 6200–6390 East Thomas Road, Scottsdale, Arizona 85251; and 6991 East Camelback Road, Scottsdale, Arizona 85251 (collectively, the “Phoenix Assets”), for an aggregate purchase price of $296 million, subject to customary closing prorations and credits (the “Phoenix Portfolio Sale Transaction”). On July 23, 2025, the Buyer and the Seller entered into the First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions (the “First Amendment”) and, in connection therewith, the Buyer and the Seller waived their unilateral termination rights pursuant to the Phoenix Sale Agreement, thus making the Phoenix Sale Agreement a binding contractual obligation on the Buyer and the Seller.

The Phoenix Sale Agreement contains customary representations, warranties, and covenants by the Seller and the Buyer and customary closing conditions in favor of the Seller and the Buyer. The Buyer has made an aggregate earnest money deposit of $20,000,000.00 under the Phoenix Sale Agreement, which is non-refundable except in the event of a default by the Seller, the failure of a closing condition in favor of the Buyer, or a material casualty or condemnation of a property.

The Phoenix Portfolio Sale Transaction is scheduled to close on August 14, 2025, provided, that the closing of the sale of the Block 23 Asset may be delayed for up to three hundred sixty-five days, and the closing of the sale of the Pima Center Asset may be delayed for up to two hundred ten days, in the event certain required third-party approvals in connection with the assignment and assumption of the existing ground leases for such assets are not obtained by the originally scheduled closing date. The Phoenix Portfolio Sale Transaction is subject to various closing conditions and is not contingent upon the Merger closing. The Company expects to use the net proceeds received from the Phoenix Portfolio Sale Transaction to repay property level and corporate indebtedness and for general corporate purposes.

The foregoing description of the Merger Agreement, the Phoenix Sale Agreement, and the First Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, the Phoenix Sale Agreement and the First Amendment, attached as Exhibit 2.1, 10.1 and 10.2 to this Current Report on Form 8-K, respectively, each of which are incorporated herein by this reference.

The Merger Agreement and the Phoenix Sale Agreement have been included as exhibits to this filing to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement and the Phoenix Sale Agreement were made only for the purposes of the Merger Agreement and the Phoenix Sale Agreement as of the specific dates therein and were solely for the benefit of the parties to the Merger Agreement and the Phoenix Sale Agreement, respectively. The representations and warranties contained in the Merger Agreement and the Phoenix Sale Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and the Phoenix Sale Agreement, respectively, and have been qualified by confidential disclosures made to the counterparties to such agreements. These confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement and the Phoenix Sale Agreement. Moreover, certain representations and warranties in the Merger Agreement and the Phoenix Sale Agreement may be subject to a standard of materiality provided for in the Merger Agreement or the Phoenix Sale Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement or the Phoenix Sale Agreement, as applicable, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Farrar Employment Agreement Amendment

On July 23, 2025, the Company, through a wholly-owned subsidiary, entered into Amendment No. 3 to the employment agreement with James Farrar, the Company’s Chief Executive Officer (the “Employment Agreement Amendment”). The Employment Agreement Amendment extends certain post-termination restrictive covenants applicable to Mr. Farrar and makes certain other changes as set forth in the employment agreement. In consideration of this extension and other changes, Mr. Farrar will receive a lump sum cash payment of $25,000, paid within thirty (30) days following the closing of the Effective Time.

The Compensation Committee of the Company’s Board of Directors approved the Company’s entry into the Employment Agreement Amendment. The foregoing description of the Employment Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement Amendment, attached as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by this reference.

Item 8.01	Other Events.

On July 24, 2025, the Company and MCME Carell issued a joint press release announcing, among other things, the Company’s entry into the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 attached hereto shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Parent. A full description of the terms of the Merger and the Merger Agreement will be provided in the proxy statement that the Company intends to file with the Securities and Exchange Commission (“SEC”) to be used at its special meeting of shareholders in lieu of an annual meeting to approve the Merger. SHAREHOLDERS ARE ADVISED TO READ, WHEN AVAILABLE, THE COMPANY’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed merger. Shareholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: City Office REIT, Inc., Investor Relations, 666 Burrard Street, Suite 3210, Vancouver, BC V6C 2X8 CA, or at its website, www.cioreit.com. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed Merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”) as filed with the SEC on February 20, 2025.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this Current Report, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual results of forward-looking statements, including but not limited to the consummation of the proposed Merger or the Phoenix Portfolio Sale Transaction, or those pertaining to expectations regarding the Company’s financial performance, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties, and changes in local, regional, national and international economic conditions, including as a result of the systemic and structural changes in the demand for commercial office space. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this Current Report are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that it has anticipated. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements set forth in this Current Report: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the Phoenix Sale Agreement; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; the inability to complete the proposed Merger due to the failure to satisfy the conditions to the Merger, including obtaining the approval of the Company’s shareholders and other closing conditions more fully described in the Merger Agreement; risks that the proposed Merger disrupts current plans and operations of the Company; potential difficulties in employee retention as a result of the proposed Merger; legislative, regulatory and economic developments; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger; the effect of the announcement of the proposed Merger and the Phoenix Portfolio Sale Transaction on the Company’s relationships with tenants, operating results and business generally, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in the Company’s news releases and filings with the SEC, including but not limited to those described in the Form 10-K under the heading “Risk Factors” and in the Company’s subsequent reports filed with the SEC, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, the Company’s actual results may vary in material respects from what it may have expressed or implied by these forward-looking statements. The Company cautions that you should not place undue reliance on any of its forward-looking statements. Any forward-looking statement made by the Company in this Current Report speaks only as of the date of this Current Report. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated July 23, 2025, by and among MCME Carell Holdings, LP, MCME Carell Merger Sub, LLC, and City Office REIT, Inc.

10.1	Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of June 18, 2025, by and among SWVP Acquisitions LLC, a Delaware limited liability company, as buyer, and CIO 5090, Limited Partnership, a Delaware limited partnership; CIO Block 23, LLC, a Delaware limited liability company; CIO PAPAGO Tech Holdings, LLC, a Delaware limited liability company; CIO SAN TAN I, Limited Partnership, a Delaware limited partnership; CIO SAN TAN II, Limited Partnership, a Delaware limited partnership; CIO PIMA, Limited Partnership, a Delaware limited partnership; CIO QUAD, Limited Partnership, a Delaware limited partnership; and CIO CAMELBACK, Limited Partnership, a Delaware limited partnership, each as a seller.

10.2	First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of July 23, 2025, by and among SWVP Acquisitions LLC, a Delaware limited liability company, as buyer, and CIO 5090, Limited Partnership, a Delaware limited partnership; CIO Block 23, LLC, a Delaware limited liability company; CIO PAPAGO Tech Holdings, LLC, a Delaware limited liability company; CIO SAN TAN I, Limited Partnership, a Delaware limited partnership; CIO SAN TAN II, Limited Partnership, a Delaware limited partnership; CIO PIMA, Limited Partnership, a Delaware limited partnership; CIO QUAD, Limited Partnership, a Delaware limited partnership; and CIO CAMELBACK, Limited Partnership, a Delaware limited partnership, each as a seller.

10.3	Amendment No. 3 to Executive Employment Agreement, dated as of July 23, 2025, by and among City Office Management ULC, City Office REIT Operating Partnership, and James Farrar.

99.1	Joint Press Release issued by City Office REIT, Inc., MCME Carell Holdings, LP and MCME Carell Holdings, LLC on July 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY OFFICE REIT, INC.

Date: July 24, 2025	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	Chief Financial Officer, Secretary and Treasurer